UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Offering of the Notes

On April 21, 2020, Hyatt Hotels Corporation (the “Company”) issued and sold $450,000,000 of its 5.375% Senior Notes due 2025 (the “2025 Notes”) and $450,000,000 of its 5.750% Senior Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Notes”) in a public offering (the “Offering”) pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-221740) (the “Registration Statement”). The Company received net proceeds from the Offering of approximately $890 million, after deducting underwriters’ discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include the repayment of outstanding borrowings under its revolving credit facility, or any other general corporate purpose the Company may deem necessary or advisable, and to pay related fees and expenses.

Indenture

The Notes were issued pursuant to an indenture, dated as of August 14, 2009 (the “Original Indenture”), as supplemented by a second supplemental indenture, dated as of August 4, 2011 (the “Second Supplemental Indenture”), and a fourth supplemental indenture, dated as of May 10, 2013 (the “Fourth Supplemental Indenture” and, together with the Original Indenture and the Second Supplemental Indenture, the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and an eighth supplemental indenture, dated as of April 23, 2020 (the “Eighth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee, specifying the terms of the Notes.

The Original Indenture was included as Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (No. 333-161068), filed on September 9, 2009, and is incorporated herein by reference. The Second Supplemental Indenture was included as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (No. 333-176038), filed on August 4, 2011, and is incorporated herein by reference. The Fourth Supplemental Indenture was included as Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 001-34521) filed on May 10, 2013, and is incorporated herein by reference. The Eighth Supplemental Indenture and the forms of the Notes are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. The Eighth Supplemental Indenture and the forms of the Notes are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

Terms of the Notes

Interest and Maturity. The 2025 Notes will bear interest at a rate of 5.375% per annum and the 2030 Notes will bear interest at a rate of 5.750% per annum, which will be payable, in each case, semi-annually on April 23 and October 23 of each year, beginning on October 23, 2020. The interest rate payable on the Notes will be subject to adjustment based on certain rating events as set forth in the Indenture. The 2025 Notes will mature on April 23, 2025 and the 2030 Notes will mature on April 23, 2030.

Redemption. At any time before the date that is (i) one month prior to the maturity of the 2025 Notes and (ii) three months prior to the maturity of the 2030 Notes, the Company may redeem some or all of the applicable Notes at a price equal to 100% of the principal amount of the applicable Notes redeemed plus accrued and unpaid interest, if any, plus a “make-whole” amount. At any time on or after the date that is (i) one month prior to the maturity of the 2025 Notes and (ii) three months prior to the maturity of the 2030 Notes, the Company may redeem some or all of the applicable Notes at a price equal to 100% of the principal amount of the applicable Notes redeemed plus accrued and unpaid interest, if any.

Change of Control. In the event of a Change of Control Triggering Event, as defined in the Indenture, the holders of the Notes may require the Company to purchase for cash all or a portion of the holders’ Notes at a purchase price equal to 101% of the principal amount of the Notes purchased, plus accrued and unpaid interest, if any.

Covenants. The Indenture does not limit the ability of the Company or its subsidiaries to issue or incur other debt or issue preferred stock. Subject to certain important exceptions, the Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of the Company’s subsidiaries to create liens on principal property, enter into sale and leaseback transactions with respect to principal property and enter into mergers or consolidations or transfer all or substantially all of the Company’s assets.

Ranking. The Notes rank equal in right of payment to all of the Company’s other existing and future unsecured unsubordinated indebtedness, senior in right of payment to all of the Company’s future subordinated indebtedness and effectively subordinated in right of payment to all of the Company’s existing and future secured obligations to the extent of the value of the assets securing such obligations. The Notes are not obligations of, nor are they guaranteed by, any of the Company’s subsidiaries. As a result, the Notes are structurally subordinated to all of the existing and future liabilities (including trade payables) of each of the Company’s subsidiaries.

The descriptions of the Indenture and the Notes herein are summaries and are qualified in their entirety by the terms of the Indenture and the Notes.

Item 7.01.	Regulation FD Disclosure.

Pricing Press Release

On April 21, 2020, the Company issued a press release announcing that it had priced its public offering of the Notes. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

Termination of Bridge Credit Agreement

As previously disclosed, on April 21, 2020, the Company entered into a Bridge Facility Credit Agreement (the “Bridge Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time and Goldman Sachs Bank USA, as administrative agent, providing for a 364-day $500 million senior secured delayed draw term loan bridge facility (the “Bridge Facility”). On April 23, 2020, the Company terminated the Bridge Credit Agreement. The collateral arrangements securing the Company’s obligations under the Bridge Facility terminated concurrently with the termination of the Bridge Credit Agreement.

The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such filing.

Item 8.01.	Other Events.

Underwriting Agreement

The Notes were sold pursuant to an Underwriting Agreement, dated as of April 21, 2020 (the “Underwriting Agreement”), by and among the Company and Goldman Sachs & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein. The Underwriting Agreement sets forth the terms and conditions pursuant to which the Company agreed to sell the Notes to the underwriters and the underwriters agreed to purchase the Notes from the Company for resale to the public in the Offering.

The Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement on Form S-3 (Registration No. 333-221740) filed with the Securities and Exchange Commission.

Legal Opinion Letter

In connection with the Offering, a legal opinion letter of Latham & Watkins LLP regarding the validity of the Notes is attached as Exhibit 5.1 hereto. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Revolving Credit Agreement Collateral Release and Termination of Mandatory Prepayment Requirements

As previously disclosed, the collateral arrangements securing the Company’s obligations under the Second Amended and Restated Credit Agreement, dated as of January 6, 2014, by and among the Company and Hotel Investors I, Inc., the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, as amended (the “Revolving Credit Agreement”), and the mandatory prepayment requirements under the Revolving Credit Agreement terminated concurrently with the termination of the Bridge Credit Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

1.1

Underwriting Agreement, dated as of April 21, 2020, among the Company and Goldman Sachs & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Eighth Supplemental Indenture, dated as of April 23, 2020, between the Company and Wells Fargo, National Association, as trustee.

4.2	Form of 5.375% Senior Note due 2025 (included in Exhibit 4.1).

4.3	Form of 5.750% Senior Note due 2030 (included in Exhibit 4.1).

5.1	Opinion of Latham & Watkins LLP, dated April 23, 2020.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

99.1	Press release of the Company, dated April 21, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hyatt Hotels Corporation

Date: April 23, 2020	By:	/s/ Joan Bottarini
Joan Bottarini
Executive Vice President, Chief Financial Officer